Exhibit 10.25

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [•], 2012, by and among CKE INC., a Delaware corporation (the “Company”), Apollo CKE Investors, L.P., a Delaware limited partnership (“Apollo”), and the members of the Company’s management whose names appear on Schedule I hereto (collectively, the “Management Holders” and, together with Apollo, the “Stockholders”).

WHEREAS, each Stockholder is a limited partner of Apollo CKE Holdings, L.P. (the “Partnership”), a Delaware limited partnership and the parent of the Company; and

WHEREAS, the Company has commenced an Initial Public Offering (as defined in the Limited Partnership Agreement) of its Common Stock (as defined below); and

WHEREAS, following the completion of the Company’s Initial Public Offering, the Partnership intends to distribute to the Stockholders a number of shares of Common Stock in exchange for the Units (as defined in the Limited Partnership Agreement) held by such Stockholder; and

WHEREAS, Section 12.1 of the Limited Partnership Agreement requires the Partnership to cause the Company to grant the Stockholders’ the right to require the Company to register the shares of Common Stock held by them under certain circumstances; and

WHEREAS, the Company and the Stockholders desire to enter into this Agreement to provide for registration rights with respect to the shares of Common Stock held by the Stockholders in satisfaction of the Company’s obligations under Section 12.1 of the Limited Partnership Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Accountants” means the firm of independent certified public accountants selected by the board of directors of the Company.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” has the meaning set forth in the preamble hereto.

“Apollo” has the meaning set forth in the preamble hereto.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Commission” means the Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act.

“Common Stock” means (a) the Company’s common stock, par value $0.01 per share and (b) any Securities issued or issuable directly or indirectly with respect to shares of Common Stock by way of conversion, exercise or exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, reorganization or other similar event.

“Company” has the meaning set forth in the preamble hereto.

“Demand Party” has the meaning set forth in Section 2(a).

“Demand Notice” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, and the Rules and Regulations, all as the same shall be in effect from time to time.

“Governmental Authority” means any Federal, state, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body.

“Information” has the meaning set forth in Section 2(i)(xi).

“Inspectors” has the meaning set forth in Section 2(i)(xi).

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405) prepared by or on behalf of the Company or used or referred to by the Company in any offering of Registrable Securities pursuant to Section 2.

“Limited Partnership Agreement” means that certain Amended and Restated Limited Partnership Agreement of the Partnership, dated as of January 12, 2012, as amended, by and among Apollo CKE Holdings GP, LLC, as the general partner, Apollo CKE Investors, L.P., as a limited partner, and the Management Limited Partners named therein, as limited partners.

“Permitted Issuer Information” means any “issuer information” (as defined in Rule 433 of the Rules and Regulations) used with the prior written consent of the Company in any offering of Registrable Securities pursuant to Section 2.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preliminary Prospectus” means any preliminary prospectus relating to an offering of Registrable Securities pursuant to Section 2.

“Proportionate Percentage” means at any time, with respect to each Management Holder, (i) the number of Registrable Securities then held by such Management Holder multiplied by (ii) a fraction, the numerator of which is the number of Registrable Securities held by Apollo that are being registered in the relevant offering and the denominator of which is the total number of Registrable Securities then held by Apollo.

“Prospectus” means the final prospectus relating to any offering of Registrable Securities pursuant to Section 2, including any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

“Records” has the meaning set forth in Section 2(i)(xi).

“Registrable Securities” means at any time, with respect to any Stockholder, shares of Common Stock held by such Stockholder.

“Registration Expenses” has the meaning set forth in Section 2(j).

“Road Show Material” has the meaning set forth in Section 2(k).

“Rule 144” means Rule 144 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rule 405” means Rule 405 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rule 433” means Rule 433 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rules and Regulations” means the rules and regulations of the Commission, as the same shall be in effect from time to time.

“Securities” means “securities” as defined in Section 2(1) of the Securities Act and includes capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, capital stock or other equity interests. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of a holder shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative Securities.

“Securities Act” means the Securities Act of 1933, and the Rules and Regulations, all as the same shall be in effect from time to time.

“Sellers’ Counsel” has the meaning set forth in Section 2(i)(ii).

“Stockholders” has the meaning set forth in the preamble hereto.

“Underwritten Offering” means a sale of Common Stock to an underwriter for reoffering to the public.

Section 2. Registration Rights.

(a) Right to Demand; Demand Notices. Subject to the provisions of this Section 2, at any time and from time to time, Apollo (the “Demand Party”) shall have the right to make two (2) written requests in any 12-month period to the Company for registration under and in accordance with the provisions of the Securities Act of all or part of its Registrable Securities. All requests made pursuant to this Section 2 will specify the aggregate amount of Registrable Securities to be registered, and will also specify the intended method of transfer thereof (a “Demand Notice”), including, if such transfer is pursuant to an Underwritten Offering, whether such offering shall be a “firm commitment” underwriting. Subject to Section 2(g), promptly upon receipt of any such Demand Notice, the Company will use its best efforts to effect, as soon as possible, but in any event within 90 days, such registration under the Securities Act of the Registrable Securities that the Company has been so requested to register.

(b) Company’s Right to Defer Registration. If the Company is requested to effect a Demand Registration and the Company furnishes to the Demand Party a copy of a resolution of the Board certified by the secretary of the Company stating that in the good faith judgment of the Board it would be materially adverse to the Company for such Registration Statement to be filed on or before the date such filing would otherwise be required hereunder, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request for such registration from such Demand Party. If the Company shall so postpone the filing of a Registration Statement and if the Demand Party within thirty (30) days after receipt of the notice of postponement advises the Company in writing that such Demand Party has determined to withdraw such request for registration, then such Demand Registration shall be deemed to be withdrawn and shall not be deemed to have been requested for purposes of Section 2(a). If the effective date of any Registration Statement filed would otherwise be at least forty-five (45) calendar days, but fewer than ninety (90) calendar days, after the end of the Company’s fiscal year, and the Securities Act requires the Company to include audited financials as of the end of such fiscal year, the Company may delay the effectiveness of such Registration Statement for such period (up to a maximum of 45 days) as is reasonably necessary to include therein audited financial statements for such fiscal year.

(c) Registration Statement Form. Registrations under this Section 2 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Demand Party and (ii) as shall permit the transfer of Registrable Securities in accordance with the intended method or methods of transfer specified in the Demand Party’s Demand Notice. If, in connection with any registration under this Section 2 that is proposed by the Company to be on Form S-3 or any successor form, the managing underwriter, if any, shall advise the Company in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

(d) Effective Registration Statement. The Company shall be deemed to have effected a Demand Registration if (i) the Registration Statement relating to such Demand Registration is declared effective by the Commission; provided, however, that no Demand Registration shall be deemed to have been requested for purposes of Section 2(a) if (x) such registration, after it has become effective, is or becomes subject to any stop order, injunction or other Order of the Commission or other Governmental Authority or court by reason of an act or omission by the Company and such interference is not cured within twenty (20) Business Days or (y) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied because of an act or omission by the Company (other than a failure of the Company or any of its officers or employees to execute or deliver any closing certificate by reason of facts or circumstances existing due to actions of Apollo) or (ii) at any time after the Demand Party delivers a Demand Notice to the Company and prior to the effectiveness of the Registration Statement, the preparation of such Registration Statement is discontinued or such Registration Statement is withdrawn or abandoned at the request of the Demand Party (other than as contemplated by Section 2(g)) unless the Demand Party has elected to pay and has paid to the Company in full the Registration Expenses (as set forth in Section 2(j)) in connection with such Registration Statement.

(e) Piggyback Registration. If the Company at any time proposes for any reason to register Common Stock under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) including, without limitation, pursuant to Section 2(a) or Section 2(f), it shall promptly give written notice to each Stockholder of its intention to register Common Stock and, upon the written request, given within 15 days after delivery of any such notice by the Company, of Apollo or any Management Holder to include in such registration Registrable Securities (which request shall specify the number of Registrable Securities proposed to be included in such registration, which amount, in the case of a Management Holder, shall not exceed its Proportionate Percentage), the Company shall use its best efforts to cause all such Registrable Securities to be included in such registration on the same terms and conditions as the Common Stock otherwise being sold in such registration, and in any event, subject to Section 2(g) the Company shall include the Registrable Securities if the registration is effected pursuant to Section 2(a) or Section 2(f) on the same terms and conditions as the Common Stock otherwise being sold in such registration.

(f) Registrations on Form S-3. Notwithstanding anything contained in this Agreement to the contrary, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, Apollo shall have the right to request in writing an unlimited number of Demand Registrations on Form S-3 or such successor form of Registrable Securities held by Apollo, which request or requests shall (i) specify the number of Registrable Securities intended to be sold or otherwise transferred and (ii) state the intended method of transfer of such Registrable Securities. Promptly (and in any event within 5 days) after receipt of any such request, the Company shall give written notice of such proposed registration to the other Stockholders and, subject to Section 2(g), shall include in such proposed registration any Registrable Securities requested to be included in such proposed registration by such Stockholders who respond in writing to the Company’s notice within 15 days after delivery of such Notice (which response shall specify the number of Registrable Securities proposed to be included in such registration).

(g) Cutbacks. If the managing underwriter advises the Company that the inclusion of all such Registrable Securities proposed to be included in any registration would interfere with the successful marketing (including pricing) of the Common Stock of the Company to be offered thereby, then the number of shares of Common Stock proposed to be included in such registration shall be allocated among the Company and the selling Stockholders in the following order of priority:

(i) In the case of a registration pursuant to Section 2(a),

(A) first, to the Registrable Securities to be offered by Apollo;

(B) second, to the Registrable Securities to be offered by the Management Holders on a pro rata basis; and

(C) third, to the Common Stock to be offered by the Company, if any.

(ii) In the case of any other registration,

(A) first, to the Registrable Securities to be offered by the Stockholders on a pro rata basis; and

(B) second, to the Common Stock to be offered by the Company, if any.

(h) Holdback Agreement. If the Company at any time shall register any shares of Common Stock under the Securities Act (including any registration pursuant to Section 2(a)) for sale to the public, Apollo and the Management Holders shall not sell, make any short sale of, grant any option for the purchase of, or otherwise transfer, any Registrable Securities (other than those Registrable Securities included in such registration pursuant to this Agreement) without the prior written consent of the Company, for a period designated by the Company in writing to Apollo and the Management Holders, which period shall not begin more than 10 days prior to the effectiveness of the Registration Statement pursuant to which such public offering shall be made and shall not exceed 90 days after the effective date of such Registration Statement.

(i) Preparation and Filing. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

(i) use its best efforts to cause a Registration Statement that registers such Registrable Securities to become and remain effective for a period of 90 days or until all of such Registrable Securities have been transferred (if earlier);

(ii) furnish, at least five Business Days before filing a Registration Statement that registers such Registrable Securities, any Preliminary Prospectus and the Prospectus relating thereto or any amendments or supplements relating to such a Registration Statement or such prospectuses, to one counsel acting on behalf of all selling Stockholders selected by Apollo (the “Sellers’ Counsel”), copies of all such documents proposed to be filed (it being understood that such five Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances), and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Stockholders whose Registrable Securities are to be covered by such Registration Statement may reasonably propose;

(iii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for at least a period of 90 days or until all of such Registrable Securities have been transferred (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other transfer of such Registrable Securities;

(iv) promptly notify the Sellers’ Counsel in writing (A) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or any amendment or supplement thereto or the initiation of any proceedings for that purpose and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(v) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any selling Stockholder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of such Registrable Securities to consummate the transfer in such jurisdictions.

(vi) without limiting subsection (v) above, use its best efforts to cause such Registrable Securities to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the transfer of such Registrable Securities;

(vii) furnish to each selling Stockholder and the underwriters, if any, such number of copies of such Registration Statement, any amendments thereto, any exhibits thereto or documents incorporated by reference therein (but only to the extent not publicly available on EDGAR or the Company’s website), any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus (each in conformity with the requirements of the Securities Act), and such other documents as such selling Stockholder or underwriters may reasonably request in order to facilitate the public offering and sale or other transfer of such Registrable Securities;

(viii) notify in writing on a timely basis each selling Stockholder at any time when the Prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such Stockholder, prepare and furnish to such Stockholder a number of copies reasonably requested by such Stockholder of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(ix) prevent the issuance of an Order suspending the effectiveness of a Registration Statement, and if one is issued, use its best efforts to obtain the withdrawal of any Order suspending the effectiveness of a Registration Statement as soon as possible;

(x) retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any event shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus effect compliance with the Securities Act and the Rules and Regulations, to notify promptly in writing the selling Stockholders and underwriters and, upon request, to file such document and to prepare and furnish without charge to each selling Stockholder and underwriter as many copies as each such selling Stockholder and underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect compliance with the Securities Act and the Rules and Regulations;

(xi) make available for inspection by the selling Stockholders, the Sellers’ Counsel or any underwriter participating in any transfer pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, managers and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement. Any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Information is ordered pursuant to a subpoena or other Order from a Governmental Authority or (iii) such Information has been made generally available to the public. The selling Stockholders agree that they will, upon learning that disclosure of such Information is sought by a Governmental Authority, give prompt written notice to the Company and use their reasonable commercial efforts to allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

(xii) in the case of an Underwritten Offering, use its best efforts to obtain from its Accountants a “comfort” letter in customary form and covering such matters of the type customarily covered by comfort letters;

(xiii) in the case of an Underwritten Offering, use its best efforts to obtain from its counsel an opinion or opinions in customary form (which shall also be addressed to the Stockholders selling Registrable Securities in such registration);

(xiv) provide a transfer agent and registrar (which may be the same entity) for such Registrable Securities and a CUSIP number for such Registrable Securities, in each case no later than the effective date of such registration;

(xv) upon the request of any underwriter, issue to any underwriter to which any selling Stockholder may sell Registrable Securities in such offering, certificates evidencing such Registrable Securities;

(xvi) list such Registrable Securities on any national securities exchange on which any shares of Common Stock are listed or, if no such shares are listed on a national securities exchange, use its best efforts to qualify such Registrable Securities for inclusion such national securities exchange as Apollo shall request;

(xvii) in connection with an Underwritten Offering, participate, to the extent requested by the managing underwriter for the offering or Apollo, in customary efforts to sell the Registrable Securities being offered, cause such steps to be taken as to ensure the good faith participation of senior management officers of the Company in “road shows” as is customary and take such other actions as the underwriters or Apollo may request in order to expedite or facilitate the transfer of Registrable Securities;

(xviii) cooperate with each Stockholder and each underwriter participating in the transfer of Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”), including, if appropriate, the pre-filing of the Prospectus as part of a shelf Registration Statement in advance of an Underwritten Offering;

(xix) make available to its security holders, as soon as reasonably practicable but not later than eighteen (18) months after the effective date, earnings statements (which need not be audited) covering a period of twelve (12) months beginning within three (3) months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 2(a) of the Securities Act and Rule 158 thereunder;

(xx) during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act;

(xxi) otherwise use its best efforts to comply with all applicable Rules and Regulations; and

(xxii) use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

(j) Expenses. All expenses incident to the Company’s performance of, or compliance with, this Section 2, including (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of the FINRA); (b) all fees and expenses of compliance with state securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters or Stockholders in connection with “blue sky” qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate); (c) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company (or any other depositary or transfer agent/registrar) and of printing any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereto), all fees and disbursements of counsel for the Company and of all independent certified public accountants of the issuer (including the expenses of any special audit and “comfort” letters required by or incident to such performance); (d) Securities Act liability insurance if the Company so desires or the underwriters so require; (e) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange; (f) all fees and disbursements of the Sellers’ Counsel to represent the selling Stockholders in connection with such registration; and (g) reasonable fees and expenses of outside counsel and advisors retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company, regardless of whether the Registration Statement becomes effective; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Securities shall not be borne by the Company, but shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Securities sold by such seller or sellers. In addition, the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

(k) Indemnification.

(i) In connection with any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each seller of such Registrable Securities, each underwriter, broker or any other Person acting on behalf of such seller and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any underwriter or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus, when considered together with the most recent Preliminary Prospectus (collectively, “Road Show Material”), (2) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, Issuer Free Writing Prospectus, Permitted Issuer Information, Road Show Material and the Prospectus, in the light of the circumstances under which they were made) not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such seller, such underwriter, such broker or such other Person acting on behalf of such seller and each such controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof.

(ii) In connection with any registration of Registrable Securities under the Securities Act pursuant to this Agreement, each seller of Registrable Securities shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 2(k)) the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of such seller, each Person who controls any of the foregoing Persons within the meaning of the Securities Act and each other seller of Registrable Securities under such Registration Statement with respect to any statement or omission from any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Road Show Material, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such seller specifically for use in connection with the preparation of such Preliminary Prospectus, Registration Statement, Prospectus, Issuer Free Writing Prospectus or in any amendment or supplement thereto or in Road Show Material; provided, however, that the maximum amount of liability in respect of such indemnification shall be, limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

(iii) Indemnification similar to that specified in Sections 2(k)(i) and (k)(ii) shall be given by the Company and each seller of Registrable Securities (with such modifications as may be appropriate) with respect to any required registration or other qualification of their Securities under any Federal or state law or regulation of Governmental Authority other than the Securities Act.

(iv) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 2(k), such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (provided, however, that an indemnified party’s failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is materially prejudiced by such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 2(k), the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and, any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 2(k).

(v) If the indemnification provided for in this Section 2(k) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraud shall be entitled to indemnification or contribution hereunder.

(vi) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of Registrable Securities.

(l) Underwritten Offerings.

Notwithstanding anything to the contrary set forth in this Agreement:

(i) to the extent that all the holders selling Registrable Securities in a proposed registration shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in this Section 2, the provisions contained in this Section 2 addressing such issue or issues shall be of no force or effect with respect to such registration. If any offering pursuant to a Demand Registration or pursuant to Section 2(g) involves an Underwritten Offering, Apollo shall have the right to select the managing underwriter or underwriters to administer the offering, which managing underwriters shall be a firm of nationally recognized standing and reasonably satisfactory to the Company in which case the Company shall enter into an agreement with such firm for the underwriting of such offering containing terms and conditions reasonably satisfactory to Apollo and the Company; and

(ii) no Management Holder may participate in any registration hereunder that is underwritten unless such Management Holder agrees (A) to sell such Stockholder’s Registrable Securities proposed to be included therein on the basis provided in any underwriting arrangement(s) acceptable to Apollo and the Company and consistent with the terms hereof and (B) as expeditiously as possible, to notify the Company of the occurrence of any event concerning such Stockholder as a result of which any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(m) Information by Holder. Each holder of Registrable Securities to be included in any registration shall furnish to the Company such written information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

(n) Exchange Act Compliance. From and after the date a Registration Statement filed by the Company pursuant to the Exchange Act relating to any class of the its Securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of Registrable Securities. The Company shall cooperate with each holder in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144 or any comparable successor rules). The Company shall furnish to any holder of Registrable Securities upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules). The Company shall use its best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

(o) No Conflict of Rights. The Company represents and warrants to Apollo and the Management Holders that the registration rights granted in this Agreement do not conflict with any other registration rights granted by the Company. The Company shall not, after the date hereof, grant any registration rights which conflict with or impair, or have any priority over, the registration rights granted hereby.

Section 3. Miscellaneous.

(a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

(b) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the subject matter hereof.

(c) Termination. The provisions of this Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities, provided, however, that Sections 2(j) and (k) shall survive the termination of this Agreement indefinitely.

(d) Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company, Apollo and the Management Holders and their respective successors and permitted assigns. Except as otherwise expressly permitted pursuant to the terms of this Agreement (or with the prior written consent of Apollo), neither the Company nor the Management Holders shall assign or otherwise transfer their rights or obligations hereunder. Apollo shall have the right to assign or otherwise transfer its rights and obligations hereunder to its Affiliates.

(e) Modifications; Amendments. The terms and provisions of this Agreement may not be modified, amended or waived, except pursuant to a writing signed by the Company, and the holders of a majority of the Common Stock; provided, however, that any such modification, amendment or waiver that adversely affects any Stockholder and is prejudicial to such Stockholder relative to all of the other Stockholders shall not be effected without the consent of such Stockholder.

(f) Waiver. No course of dealing between the Company, Apollo and the Management Holders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party hereto to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(g) Headings. The section headings of this Agreement are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

(h) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

(i) Remedies.

(i) The parties hereto agree that if any parties seek to resolve any dispute arising under this Agreement pursuant to a legal proceeding, the prevailing parties to such proceeding shall be entitled to receive reasonable fees and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceedings.

(ii) It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

(j) Notices. All notices, requests, consents and other communications hereunder to any party hereto shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

(i)	if to the Company or to any Management Holder, to:

CKE Inc.
6307 Carpinteria Ave., Ste A
Carpinteria, California 93013
Fax: (714) 780-6401
Attn: Senior Vice President, Legal

(ii)	if to Apollo, to:

Apollo Management VII, L.P.
c/o Apollo Management, L.P.
9 West 57th Street, 43rd Floor
New York, NY 10019
Fax: (646) 607-0528
Attention: Laurie D. Medley

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day and (c) in the case of mailing, on the third Business Day following such mailing if sent by certified mail, return receipt requested.

(k) Arbitration. EXCEPT AS SET FORTH BELOW, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS OR PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. ALL MATTERS WHICH ARE THE SUBJECT OF THIS AGREEMENT RELATING TO MATTERS OF INTERNAL GOVERNANCE OF THE COMPANY SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY LAW OR RULE THAT

WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. Any dispute or controversy arising under, out of, or in connection with or in relation to this Agreement shall be finally determined and settled by arbitration in New York, New York in accordance with the applicable rules of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction. Within 20 days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable; provided, however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration. To the extent permitted by law, the arbitrator’s fees and expenses will be borne equally by each party. In the event that an action is brought to enforce the provisions of this Agreement pursuant to this Section 3(k), each party shall pay its own attorney’s fees and expenses regardless of whether in the opinion of the court or arbitrator deciding such action there is a prevailing party. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL, INCLUDING TRIAL BY JURY, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(l) Interpretive Matters. Unless the context otherwise requires, (i) all references to articles, sections, schedules or exhibits are to Articles, Sections, Schedules or Exhibits of or to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned for it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter, and (iv) the term “including” and any variation thereof shall mean by way of example and not by way of limitation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(m) Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

(n) Third Party Beneficiaries. The covenants of the Company contained in this Agreement are solely for the benefit of the Stockholders. Accordingly, except as expressly set forth herein, no third party (including, without limitation, any holder of Common Stock of the Company) or anyone acting on behalf of any thereof, other than the Stockholders and their permitted assignees, shall be a third party or other beneficiary of such covenants and no such third party shall have any rights of contribution against the Stockholders or the Company with respect to such covenants or any matter subject to or resulting in indemnification under this Agreement or otherwise.

[Signature Page Follows]

CKE INC.

By:

Name:
Title:

APOLLO CKE INVESTORS, L.P.

By:

Name:
Title:

MANAGEMENT HOLDERS

Andrew F. Puzder

E. Michael Murphy

Theodore Abajian

Bradford R. Haley

Robert J. Starke

Robert J. DiNicola

George G. Golleher

Daniel E. Ponder, Jr.

Jerold H. Rubinstein

C. Thomas Thompson

Robert C. Bartlett, Jr.

Richard F. Buxton

Jeffrey Chasney

John J. Dunion

Steven D. Evans

Richard E. Fortman

Robert Bruce Frazer

James E. Lawton

Stephen Lemley

Ned T. Lyerly, Jr.

Charles A. Seigel III

Reese E. Stewart

William R. Werner

Jack Willingham

SCHEDULE I

MANAGEMENT HOLDERS

Theodore Abajian

Robert C. Bartlett, Jr.

Richard F. Buxton

Jeffrey Chasney

Robert J. DiNicola

John J. Dunion

Steven D. Evans

Richard E. Fortman

Robert Bruce Frazer

George G. Golleher

Bradford R. Haley

James E. Lawton

Stephen Lemley

Ned T. Lyerly, Jr.

E. Michael Murphy

Daniel E. Ponder, Jr.

Andrew F. Puzder

Jerold H. Rubenstein

Charles A. Seigel III

Robert J. Starke

Reese E. Stewart

C. Thomas Thompson

William R. Werner

Jack Willingham

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